                              FIRST AMENDMENT TO
                              PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made as of June 10, 1994, by and among United USN, Inc., a Delaware corporation (the "Company"), CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC"), Chemical Venture Capital Associates, a California limited partnership ("Chemical"), and Hancock Venture Partners IV - Direct Fund L.P., a Delaware limited partnership ("Hancock" and, collectively with CIBC and Chemical, the "Purchasers"), and amends that certain Purchase Agreement dated as of April 20, 1994 by and among the Company, CIBC and Chemical (the "Purchase Agreement").

          WHEREAS, Hancock desires to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company and Series A 10% Senior Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company; and

          WHEREAS, the Company and the Purchasers desire to enter into this Amendment to make Hancock a party to the Purchase Agreement and to amend the Purchase Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Hancock hereby agrees that by its execution of this Amendment it shall become a party to and be bound by the terms and provisions of the Purchase Agreement, as amended hereby.

          2. At the closing of the transactions contemplated by this Amendment (the "Closing"), the Company shall sell to Hancock and, subject to the terms and conditions set forth herein, Hancock shall purchase from the Company the number of shares of Preferred Stock set forth opposite Hancock's name on the Tranche I Schedule of Purchasers attached hereto at a price of $1,000 per share and the number of shares of Common Stock set forth opposite Hancock's name on the Tranche I Schedule of Purchasers attached hereto at a price of $1.077 per share.

          3. The Closing shall take place at the offices of the Company, 10 South Riverside Plaza, Suite 316, Chicago, Illinois 60606 at such date and time as may be mutually agreeable to the Company and the Purchasers, or at such other place as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to Hancock stock certificates evidencing the Preferred Stock and the Common Stock to be purchased by Hancock, registered in Hancock's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the

Company's account at Madison Bank & Trust, in the amount set forth opposite Hancock's name on the Tranche I Schedule of Purchasers.

          4. The obligation of Hancock to purchase and pay for the Preferred Stock and the Common Stock at the Closing is subject to the Company's tendering to Hancock duly executed certificates for the Preferred Stock and Common Stock to be purchased by Hancock hereunder at the Closing.

          5. The obligation of the Company to issue the Preferred Stock and the Common Stock to be purchased by Hancock hereunder at the Closing is subject to Hancock's tendering to the Company, by cashier's check or certified check, or by wire transfer of immediately available funds to the Company's account at Madison Bank & Trust of the purchase price thereof in the aggregate amount of $2,500,000.

          6. The Company shall authorize the issuance and sale to Hancock of an aggregate of 4,950 shares of Preferred Stock and 44,949 shares of Common Stock.

          7. The Company, CIBC and Chemical hereby agree that Hancock, by its execution of this Amendment pursuant to which it has become a party to the Purchase Agreement, shall be entitled to rely on the representations and warranties contained in the Purchase Agreement and shall be afforded all rights and benefits as a Purchaser under the Purchase Agreement as if Hancock originally had been a party to the Purchase Agreement on the date of execution.

          8. The Company hereby represents and warrants to Hancock that there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects or employee relations of the Company since the date of the Purchase Agreement.

          9. Hancock hereby represents that it is acquiring the shares of Common Stock and Preferred Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent Hancock from transferring such securities in compliance with the provisions of Section 5 of the Purchase Agreement. Each certificate for such shares shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on June 10, 1994, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of April 20, 1994, as amended, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          10. The Company hereby agrees that Hancock may rely on the Officer's Certificate and Secretary's Certificate delivered by the Company at the closing of the transactions contemplated by the Purchase Agreement on April 20, 1994.

          11. CIBC and Chemical hereby waive any and all rights they may have pursuant to Section 4J of the Purchase Agreement to purchase the Preferred Stock and the Common Stock being sold to Hancock pursuant to the terms and provisions of this Amendment.

          12. Section 1D of the Purchase Agreement is amended and restated as follows:

          1D. Tranche II Participation.

          (i) The board of directors of the Company shall issue a Tranche II Notice indicating the number of shares of Stock, up to the number of shares of Stock set forth opposite each Purchaser's name on the Tranche II Schedule of Purchasers less the number of shares of such Stock which previously have been purchased by the Purchasers or a Third Party Purchaser in any Tranche II Closing, which the Company desires to sell to each Purchaser in a Tranche II Purchase. If a Purchaser determines not to fully participate in a Tranche II Purchase, such Declining Purchaser shall deliver a Decline Notice to the Company and the other Purchasers within five days after receipt of the Tranche II Notice. Upon receipt of a Decline Notice, a Participating Purchaser, at its option, may within seven days elect to purchase any or a11 of its Pro Rata Share of the Declined Stock. To the extent the Participating Purchasers have determined not to purchase all of their Pro Rata Share of the Declined Stock, the Declined Stock shall be reoffered to a Participating Purchaser purchasing all of its Pro Rata Share of the Declined Stock and such Participating Purchaser, at its option, may within seven days elect to purchase any or all of the remaining Declined Stock. If the Participating Purchasers determine not to purchase all of the Declined Stock, the Participating Purchasers may invite a Third Party Purchaser to purchase any remaining shares of Declined Stock. If a Third Party Purchaser determines to purchase any portion of the Declined Stock, the Participating Purchasers shall deliver a Third Party Purchaser Notice to the Company and the Declining Purchasers. Upon receipt of a Third Party Purchaser Notice, the Declining Purchasers shall have the right to purchase all of their Pro Rata Share of the Stock to be purchased by the Third Party Purchaser as set forth in the Third Party Purchaser Notice. In order to exercise their purchase rights hereunder, the Declining Purchasers must within five days after receipt of the Third Party Purchaser Notice deliver a written notice to the Company and the Participating Purchasers describing their election hereunder.

          (ii) The Company shall give each Purchaser written notice of a Change of Control at least 30 days prior to the consummation of a Change of Control. At any time within five days after the receipt by a Purchaser of the written notice of a Change of Control or at any time within 30 days after the fifth anniversary of the date of this Agreement, each of the Purchasers shall have the option in a Tranche II Purchase to purchase from the Company up to the number of shares of Stock set forth opposite each Purchaser's name on the Tranche II Schedule of Purchasers less the number of shares of such Stock which previously have been purchased by the Purchasers or a Third Party Purchaser in any Tranche II Closing. A Purchaser may exercise its purchase rights hereunder by delivering a Tranche II Demand. If a Purchaser does not fully exercise its option pursuant to this subparagraph lD(ii) or fails to deliver a Tranche II Demand within the applicable option period specified above, a Participating Purchaser may purchase any or all of its Pro Rata Share of the remaining shares of Stock set forth on the Tranche II Schedule of Purchasers by delivering an additional Tranche II Demand within five days after the expiration of the applicable option period. To the extent the Participating Purchasers have determined not to purchase all of their Pro Rata Share of the remaining shares of Stock set forth on the Tranche II Schedule of Purchasers, a Participating Purchaser purchasing all of its Pro Rata Share of such remaining Stock may purchase any or all of the remaining shares of Stock set forth on the Tranche II Schedule of Purchasers by delivering an additional Tranche II Demand within ten days after the expiration of the applicable option period.

          13. Section 4A(iii) of the Purchase Agreement is amended and restated as follows:

          (iii) within 90 days after the end of each fiscal year, statements of income and cash flows of each of the

     Company, Network and UTS and consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and balance sheets of each of the Company, Network and UTS and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of 66 2/3% of the Investor Preferred Stock and the holders of 66 2/3% of the Investor Common Stock,
     (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

          14. Section 4D(xix) of the Purchase Agreement is amended and restated as follows:

          (xix) increase the authorized size of its board of directors above 11 members or decrease the authorized size of its board of directors below 5 members;

          15. Section 6E of the Purchase Agreement is amended and restated as follows:

               6E. Financial Statements. Attached hereto as the "Financial Statements Schedule" is the unaudited consolidated balance sheet of Network as of April 15, 1994 (the "Latest Balance Sheet"), and statements of income and cash flows (or the equivalent) for the period from inception through April 15, 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of Network (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied.

          16. Section 7A of the Purchase Agreement is amended and restated as follows:

               7A. The Put. At any time after the Put Trigger Date, Purchasers holding 30% of the Investor Common Stock shall have the right to Put any or all of the Investor Common Stock held by such Purchasers at the Put Price by delivering the Put Notice; provided, however, that no Purchaser shall have the right to Put an amount of Investor Common Stock which is less than 25% of the amount of Investor Common Stock held by such Purchaser on the date hereof after giving effect to the Tranche I Closing or to deliver any Put Notice within six months of the delivery of any previous Put Notice. Within five days after receipt of a Put Notice, the Company shall deliver the Exercise Notice to all other Purchasers. Each Purchaser receiving an Exercise Notice may request to participate in the Put by delivering a Participation Notice to the Company within five days after receipt of the Exercise Notice. The right to exercise the Put will inure to the benefit of all transferees of the Investor Common Stock.

          16. The following definitions set forth in Section 8 of the Purchase Agreement are amended and restated as follows:

               "Decline Notice" means a written notice delivered by the Declining Purchaser to the Company and the other Purchasers within five days of the Declining Purchaser's receipt of the Tranche II Notice specifying the number of shares of Stock the Declining Purchaser will purchase in the Tranche II Purchase.

               "Purchasers" means CIBC, Chemical and Hancock collectively and "Purchaser" means CIBC, Chemical or Hancock individually.

               "Required Approval" means the Company must have delivered a written notice to the Purchasers stating the action proposed to be taken by the Company and Purchasers holding at least 66 2/3% of the outstanding Investor Common Stock must have approved such action by a written approval delivered to the Company.

               "Third Party Purchaser Notice" means a written notice delivered by a Participating Purchaser to the Company and the Declining Purchasers specifying the name of a proposed Third Party Purchaser and the number of shares of Stock to be purchased by such Third Party Purchaser.

               "Tranche II Demand" means a written notice delivered by a Purchaser to the Company and the other Purchasers exercising its option pursuant to subparagraph lD(ii) and specifying the number of shares of Stock to be purchased in a Tranche II Purchase and the time and place where such Tranche II Closing shall occur.

          17. The following definitions are added to Section 8 of the Purchase
Agreement:

               "Hancock" means Hancock Venture Partners IV - Direct Fund L.P., a Delaware limited partnership.

               "Pro Rata Share" means each Purchaser's pro rata share based upon such Purchaser's proportionate ownership of all Investor Common Stock on a fully diluted basis, excluding for purposes of Section 1D the shares of Investor Common Stock held by a Declining Purchaser.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                  UNITED USN, INC.

                                  /s/ Thomas C. Brandenburg
                                  ----------------------------------
                                  By: Thomas C. Brandenburg
                                  Its: Chief Executive Officer

                                  CIBC WOOD GUNDY VENTURES, INC.

                                  /s/ Richard J. Brekka
                                  ----------------------------------
                                  By: Richard J. Brekka
                                  Its: President


                                  CHEMICAL VENTURE CAPITAL ASSOCIATES

                                  /s/ Donald J. Hofmann, Jr.
                                  ----------------------------------
                                  By:_______________________________
                                  Its:______________________________


                                  HANCOCK VENTURE PARTNERS IV - DIRECT
                                  FUND L.P.
                                  By: BACK BAY PARTNERS XII L.P.
                                  By: HANCOCK VENTURE PARTNERS, INC.

                                  /s/ William A. Johnston
                                  ----------------------------------
                                  By:_______________________________
                                  Its:______________________________


                       TRANCHE I SCHEDULE OF PURCHASERS
                       --------------------------------

                                              Total                Total
                                    No. of   Purchase    No. of   Purchase
                                    Shares    Price      Shares    Price
                                      of       for         of       for
      Names and                   Preferred Preferred    Common    Common
      Addresses                     Stock     Stock       Stock     Stock
      ---------                   --------- ----------   ------   -------
 Chemical Venture Capital           2,475   $2,475,000   25,000   $25,000
  Associates
 270 Park Avenue, 5th Floor
 New York, New York 10017-2070

 CIBC Wood Gundy Ventures, Inc.     2,475   $2,475,000   25,000   $25,000
 425 Lexington Avenue
 New York, New York 10017-3903

 Hancock Venture Partners IV -      2,475   $2,475,000   23,210   $25,000
   Direct Fund L.P.
 One Financial Center, 44th Floor
 Boston, Massachusetts 02111
                                  --------- ----------   ------   -------
 TOTAL                              7,425   $7,425,000   73,210   $75,000


                       TRANCHE II SCHEDULE OF PURCHASERS
                       ---------------------------------

                                                 Total                Total
                                     No. of     Purchase    No. of   Purchase
                                     Shares      Price      Shares    Price
                                       of         for        of        for
      Names and                     Preferred  Preferred    Common    Common
      Addresses                       Stock      Stock       Stock     Stock
      ---------                     ---------  ----------   ------   -------
 Chemical Venture Capital             2,475    $2,475,000   23,210   $25,000
  Associates
 270 Park Avenue, 5th Floor
 New York, New York 10017-2070

 CIBC Wood Gundy Ventures, Inc.       2,475    $2,475,000   23,210   $25,000
 425 Lexington Avenue
 New York, New York 10017-3903

 Hancock Venture Partners IV -        2,475    $2,475,000   21,739   $25,000
   Direct Fund L.P.
 One Financial Center, 44th Floor
 Boston, Massachusetts 02111

                                    ---------  ----------   ------   -------
 TOTAL                                7,425    $7,425,000   68,159   $75,000

                            SCHEDULE OF PURCHASERS
                            ----------------------


                   Purchaser                      Number of Shares
                                                   of Common Stock


Chemical Venture Capital Associates                       20,784

CIBC Wood Gundy Ventures, Inc.                            20,784

BT Capital Partners, Inc.                                 31,177

Hancock Venture Partners IV - Direct Fund, L.P.           20,784

Northwood Ventures                                         4,739

Northwood Capital Partners LLC                             1,496

Enterprises and Transcommunications, L.P.                 10,393
                                                         -------
TOTAL                                                    110,157
